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EXHIBIT 10.23AC

THIRTY-SIXTH AMENDMENT

TO THE

CSG MaSTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

DISH NETWORK L.L.C.

This THIRTY-SIXTH AMENDMENT (this “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and DISH Network L.L.C., a Colorado limited liability company (“Customer”). This Amendment shall be effective as of the date last signed below (the “Effective Date”). CSG and Customer entered into a certain CSG Master Subscriber Management System Agreement (Document #2301656) effective as of January 1, 2010 (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

As of the Effective Date CSG and Customer agree to amend the Agreement as follows:

1.

Pursuant to the terms and conditions of Item 4(i) of Section I.E. under CSG SERVICES in Schedule F of the Agreement, including, without limitations the fees set forth therein, as such fees have been adjusted pursuant to Section 4 of the Agreement, as of the date of this Amendment, Customer shall purchase from CSG, and CSG shall provide to Customer, an ********** ***** ******* ***** ******** ** ************ *** ****** “MIPS” to Customer’s production environment, which shall not be included in the ratio of ** **** *** ******* ****** ***********, beginning ********* ** ****. CSG agrees Customer may terminate its use of the ********** MIPS provided in this Amendment upon providing CSG *** *** *** notice (e-mail shall suffice) and Customer will pay the MIPS fees below on a ******** basis for any ***** in which the ********** MIPS provided in this Amendment were made available to Customer. Upon the earlier of the expiration of the *** *** *** notice or the date of termination of the additional MIPS provided in the notice, CSG shall no longer be required to make the additional MIPS provided in this Amendment available to Customer.

2.

In accordance with Item 4(i) of Section I.E. under CSG SERVICES in Schedule F of the Agreement and Section 4 of the Agreement, for the purchase of an aggregate of *** **** as set forth in Section 1 above, CSG shall invoice Customer a fee of $********** per month (i.e., $****** *** *** *** *****).

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

DISH NETWORK L.L.C. (“CUSTOMER”)	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Michael K McClaskey	By: /s/ Michael J Henderson
Name: Michael K. McClaskey	Name: Michael J Henderson
Title: Senior Vice President and Chief Information Officer	Title: EVP Sales & Marketing
Date: 9/3/13	Date: 9/4/13